Exhibit 10.5

SECURED PROMISSORY NOTE

Principal: $4,250,000.00	Dated: August 3, 2026

FOR VALUE RECEIVED, Cycurion Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of Kustom Entertainment, Inc., a Nevada corporation (“Lender”), the principal sum of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00) (the “Principal”), together with interest on the outstanding Principal at a fixed rate of seven percent (7.00%) per annum (the “Interest Rate”), in accordance with the terms of this Secured Promissory Note (this “Note”).

1. Definitions.

For purposes of this Note, the following terms shall have the meanings set forth below:

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of June 24, 2026, as amended by Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026, by and between Borrower and Lender.

“Acquired Assets” shall have the meaning assigned to it in the Asset Purchase Agreement.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in the State of New York are authorized or required by law to close.

“Collateral” has the meaning set forth in Section 4(a) and shall be limited to the assets of the Acquired Assets conveyed pursuant to the Asset Purchase Agreement.

“Event of Default” has the meaning set forth in Section 5(a).

“Interest Rate” means seven percent (7.00%) per annum.

“Lender” means Kustom Entertainment, Inc., a Nevada corporation, and its permitted successors and assigns.

“Note” means this Secured Promissory Note, as amended, restated, supplemented, or otherwise modified from time to time.

“Obligations” means all present and future obligations of the Borrower under this Note, including without limitation all amounts of Principal, interest, and any other sums payable hereunder.

“Permitted Liens” means (i) liens for taxes not yet due, (ii) statutory liens arising in the ordinary course of business, and (iii) liens consented to in writing by Lender.

“Principal” means the original principal amount of $4,250,000.00, as reduced from time to time pursuant to payments made hereunder.

“Default Period” means the period commencing on the occurrence of an Event of Default and continuing until such Event of Default has been cured or waived in writing by Lender.

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2. Payments.

(a) Amortization. The Borrower shall repay the Principal and accrued interest in thirty (30) consecutive monthly installments of $154,835.60 each beginning February 15, 2027.

(b) Interest Only Payments. The Borrower will make interest-only payments for the first six (6) months beginning August 15, 2026, whereby the unpaid portion of the principal will accrue to the outstanding balance of the note.

(c) Commencement. Payments shall begin on August 15, 2026, and continue on the same day of each succeeding month until paid in full.

(d) Application of Payments. Each payment shall be applied first to accrued but unpaid interest, and thereafter to Principal.

(e) Business Day Adjustment. If any payment date falls on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

(f) No Setoff. All payments shall be made without setoff, deduction, or counterclaim.

(g) Interest Calculation. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall accrue for the actual number of days elapsed.

(h) Method of Payment. All payments shall be made in lawful money of the United States by wire transfer of immediately available funds or such other method as Lender may reasonably designate in writing.

3. Prepayment.

(a) Voluntary Prepayment. The Borrower may prepay this Note, in whole or in part, at any time without premium or penalty.

(b) Prepayment Discount. Notwithstanding the foregoing, if the Borrower elects to prepay this Note in full, the following principal reductions shall apply:

(i) 0–6 Months: Principal shall be reduced by $1,250,000, as applied to the outstanding Principal balance at the time of prepayment, net of all prior principal payments made.

(ii) 6–12 Months: Principal shall be reduced by $500,000, as applied to the outstanding Principal balance at the time of prepayment, net of all prior principal payments made.

(iii) After 12 Months: No reduction applies.

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(c) Clarification. Any reduction shall apply only to the then-outstanding Principal balance and shall not result in any payment by Lender to Borrower.

4. Security and Collateral.

(a) Grant of Security Interest. As security for the full and punctual payment and performance of all obligations under this Note (the “Obligations”), Borrower hereby grants to Lender a security interest in all right, title, and interest of Borrower in and to the assets comprising the Acquired Assets conveyed pursuant to that certain Asset Purchase Agreement dated June 24, 2026 (collectively, the “Collateral”).

(b) No Expansion of Collateral. The Collateral shall be limited solely to the assets expressly conveyed under the Asset Purchase Agreement and shall not include any other assets of Borrower.

(c) Perfection. Lender may file UCC-1 financing statements solely with respect to the Collateral. Borrower shall reasonably cooperate in such filings.

(d) Priority. Lender’s security interest shall be first priority solely with respect to the Collateral, subject only to Permitted Liens.

5. Events of Default and Acceleration.

(a) Event of Default. Each of the following shall constitute an “Event of Default”:

(i) failure to pay any installment within fifteen (15) days after its due date;

(ii) material breach of this Note that remains uncured for thirty (30) days after written notice;

(iii) insolvency, bankruptcy filing, or assignment for benefit of creditors; or

(iv) sale or disposition of all or substantially all of the Collateral outside the ordinary course without Lender consent.

(b) Default Interest. During the Default Period, interest shall accrue at a rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

(c) Acceleration. Upon an Event of Default that remains uncured, Lender may declare all outstanding Principal and accrued interest immediately due and payable.

(d) Exclusive Remedies. Lender’s remedies shall be limited to enforcement against the Collateral and payment obligations under this Note.

(e) Collection Costs. Borrower shall pay reasonable and documented out-of-pocket collection costs, including reasonable attorneys’ fees, actually incurred by Lender.

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6. Notices.

All notices, requests, demands, and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given: (a) when delivered by hand; (b) one (1) business day after being sent by a nationally recognized overnight courier; or (c) three (3) business days after being mailed by certified or registered mail and email, return receipt requested, to the following addresses:

If to Borrower:	Cycurion, Inc.
1640 Boro Place, Suite 420C
McLean, VA 22102
E-mail: [***]
Attention: L. Kevin Kelly, Chief Executive Officer

with a copy to:	Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
E-mail: [***]
Attention: Keith J. Billotti, Esq.

If to Lender:	Kustom Entertainment, Inc.
6366 College Blvd
Overland Park, KS 66211
Email: [***]
Attention: Stanton E. Ross, Chairman, President and Chief Executive Officer

with a copy to:	Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 660-3060
Email: [***]
Attention: David E. Danovitch, Esq.; Joseph E. Segilia, Esq.

Either party may change its address for notices by providing written notice to the other party in accordance with this Section.

7. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

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8. Limitation of Liability.

Notwithstanding anything herein to the contrary, Lender agrees that its recourse shall be limited solely to the Collateral and the Borrower, and no officer, director, or affiliate shall have any personal liability.

9. Waiver of Consequential Damages.

In no event shall Borrower be liable for any indirect, incidental, special or consequential damages.

10. Amendment.

This Note may be amended only by a written agreement signed by both Borrower and Lender.

11. Assignment.

Lender may not assign this Note without the prior written consent of Borrower, not to be unreasonably withheld.

12. Confidentiality.

Lender agrees to keep the terms of this Note and related transactions confidential, except as required by law.

13. Entire Agreement.

This Note, together with the Asset Purchase Agreement, constitutes the entire agreement between the parties.

14. Counterparts; Electronic Signatures.

This Note may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower and Lender hereto have caused this Note to be duly executed on the day and year first above written.

BORROWER:

CYCURION, INC.

By:	/s/ L. Kevin Kelly
L. Kevin Kelly
Chairman and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

LENDER:

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President and Chief Executive Officer

[Signature Page to Secured Promissory Note]

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